UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 22, 2005
LIBERTY GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
4643 South Ulster Street, Suite 1300 Denver CO 80237
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (303) 220-6600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Form of Non-Qualified Stock Option Exercise Price Amendment
Form of Non-Qualified Stock Option Amendment
Form of Amendment to Non-Qualified Stock Option Agreement

Item 1.01. Entry into a Material Definitive Agreement.
          As a protective measure in order to avoid the potential application of additional taxes under Section 409A of the Internal Revenue Code of 1986 (“Section 409A”), Liberty Global, Inc. (the “Registrant”) has entered into modification agreements with certain persons (the “Affected Persons”) who hold options to purchase shares of the Registrant’s common stock to increase the exercise prices of such options. The stock options affected by these modification agreements are those non-qualified stock options that were granted in 2004 in connection with the spin off (the “Spin Off”) of Liberty Media International, Inc. (“LMI”) by Liberty Media Corporation (“LMC”), and were not vested and exercisable as of December 31, 2004 (the “Affected Options”). The Affected Persons include a number of the Registrant’s executive officers and directors. As a result of the June 15, 2005 business combination transaction pursuant to which the Registrant became the parent company of UnitedGlobalCom, Inc. and LMI, the Affected Options were converted into options to acquire shares of the Registrant’s common stock. As a result of the Registrant’s special dividend of one share of the Registrant’s Series C common stock (“Series C Stock”) for each share of the Registrant’s Series A common stock (“Series A Stock”) and Series B common stock (“Series B Stock”) outstanding on August 26, 2005, each holder of an Affected Option to purchase Series A Stock (“Affected Series A Option”) or Series B Stock (“Affected Series B Option”) received an option to purchase the same number of shares of Series C Stock (“Affected Series C Option”) and the exercise price of the Affected Option prior to the adjustment was allocated between the Series A Option or Series B Option, as applicable, and the corresponding Series C Option.
          Section 409A was enacted to impose significant restrictions on deferred compensation arrangements for U.S. taxpayers. Any U.S. taxpaying employee with a deferred compensation arrangement that does not comply with Section 409A will be subject to an additional 20% tax above income tax rates, together with acceleration of income and other possible penalties. Stock options that are granted based upon an exercise price below the fair market value of the common stock at the date of grant and that are not exercisable by December 31, 2004 may be subject to the tax consequences of Section 409A.
Modification of Awards under the Transitional Plan
          With one exception described below, the Affected Options were granted under the Liberty Media International, Inc. Transitional Stock Adjustment Plan (the “Transitional Plan”) as an adjustment to certain LMC options and stock appreciation rights that were outstanding at the time of the Spin Off. The original exercise price of these Affected Options was determined by the Incentive Plan Committee of the Board of Directors of LMC (the “LMC Committee”) by reference to the trading price of the applicable series of LMI common stock as of the date shortly following the Spin Off when the LMC Committee met. While this price was determined in good faith by the LMC Committee to be a reasonable reflection of the fair market value of the applicable series of LMI common stock immediately following the Spin Off, it was not established under a methodology that is specifically contemplated by the recently released regulations under Section 409A.
Options Relating to Series A Common Stock and Series C Common Stock
          Pursuant to a Non-Qualified Stock Option Exercise Price Amendment entered into with each applicable Affected Person, effective as of December 22, 2005 (the “Effective Date”), the exercise price per share of the Affected Series A Options was increased from $17.42 to $17.54 and the exercise price per share of the corresponding Affected Series C Options was increased from $16.50 to $16.61. The aggregate number of shares of Series A Stock underlying these Affected Series A Options at the Effective Date is 431,495. The aggregate number of shares underlying the corresponding Affected Series C Options at that date is 431,495.
          The Registrant has agreed to pay each applicable Affected Person on or before December 31, 2005 an amount in cash equal to the aggregate amount of the increase in the exercise price of such Affected Person’s Affected Options. The total amount payable to these Affected Persons is approximately $99,200.
          The foregoing description of the terms of the Non-Qualified Stock Option Exercise Price Amendment is qualified in its entirety by reference to the full text thereof included as Exhibit 99.1 hereto.

Options Relating to Series B Common Stock and Series C Common Stock
          Two Affected Persons, including John C. Malone, Chairman of the Board of the Registrant, hold Affected Options that may be exercised to purchase shares of Series B Stock or, at the election of the holder, shares of Series A Stock (the “Affected Series B/A Option”), and corresponding Affected Series C Options. Prior to the modifications described below, the exercise price per share of the Affected Series B/A Options was $19.85, if exercised for Series B Stock, and $17.42, if exercised for Series A Stock. If the Affected Series B/A Option were exercised for Series B Stock, then the exercise price per share of the corresponding Affected Series C Option was $18.03 per share. If the Affected Series B/A Option were exercised for Series A Stock, then the exercise price per share of the corresponding Series C Option was $16.50.
          Pursuant to a Non-Qualified Stock Option Amendment entered into with each of these Affected Persons, effective as of the Effective Date, the exercise price per share of the Affected Series B/A Options was increased to $20.05, if exercised for Series B Stock, and $17.54, if exercised for Series A Stock. The exercise price per share of the corresponding Affected Series C Options was increased to $18.21 and $16.61, respectively. The aggregate number of shares of Series B Stock or Series A Stock underlying the Affected Series B/A Options at the Effective Date is 524,355. The aggregate number of shares of Series C Stock underlying the corresponding Affected Series C Options at that date is 524,355.
          The Registrant has agreed to pay each of these Affected Persons on or before December 31, 2005 consideration equal to the aggregate amount of the increase in the exercise price per share of Series A Stock and Series C Stock underlying such Affected Person’s Affected Series B/A Option and the corresponding Affected Series C Option. The total consideration payable to these Affected Persons is approximately $120,600, of which approximately $49,200 is payable to Mr. Malone. In the case of Mr. Malone, the consideration will be paid through the grant under the Liberty Global, Inc. 2005 Incentive Plan (the “Incentive Plan”) of a number of restricted shares of Series A Stock with an aggregate fair market value (based on the last sale price of a share of Series A Stock on the Nasdaq National Market on the Effective Date) equal to the aggregate amount of the increase in the exercise price per share of Series A Stock of his Affected Series B/A Option, and a number of restricted shares of Series C Stock with an aggregate fair market value (based on the last sale price of a share of Series C Stock on the Nasdaq National Market on the Effective Date) equal to the aggregate amount of the increase in the exercise price per share of his corresponding Affected Series C Option. Subject to the terms and conditions of the Registrant’s form of restricted shares agreement and the Incentive Plan, the restriction period with respect to these restricted shares will expire on the date that Mr. Malone’s Affected Series B/A Option vests in full.
          The foregoing description of the terms of the Non-Qualified Stock Option Amendment is qualified in its entirety by reference to the full text thereof included as Exhibit 99.2 hereto.
Modification of Award under Incentive Plan
          Mr. Malone holds an Affected Series B Option and corresponding Affected Series C Option that were originally granted to him under the Incentive Plan as his primary form of compensation as Chairman of the Board, Chief Executive Officer and President of LMI following the Spin Off. The original exercise price per share of Series B Stock purchasable upon exercise of the Affected Series B Option was determined by the Compensation Committee of the Board of Directors of LMI (the “LMI Committee”) at 110% of the last sale price of the LMI Series A common stock on the date on which the LMI Committee met to price the Affected Series B Option. While this price was determined in good faith by the LMI Committee to be a reasonable reflection of the fair market value of the Series B Stock following the Spin Off, it was not established under a methodology that is specifically contemplated by the recently released regulations under Section 409A.
          Pursuant to an Amendment to Non-Qualified Stock Option Agreement entered into with Mr. Malone, effective as of the Effective Date, the exercise price per share of Mr. Malone’s Affected Series B Option was increased from $19.26 to $20.10, and the exercise price per share of the corresponding Affected Series C Option was increased from $17.49 to $18.26. The aggregate number of shares of Series B Stock underlying Mr. Malone’s Affected Series B Option at the Effective Date is 1,568,562. The aggregate number of shares of Series C Stock underlying the corresponding Affected Series C Option at that date is 1,568,562.

          The Registrant has agreed to pay Mr. Malone on or before December 31, 2005 consideration equal to the aggregate amount of the increase in the exercise price per share of Series B Stock and Series C Stock underlying these Affected Options. The total consideration payable to Mr. Malone is approximately $2.5 million. The consideration will be paid through the grant under the Incentive Plan of a number of restricted shares of Series B Stock with an aggregate fair market value (based on the last sale price of a share of Series B Stock on the Nasdaq National Market on the Effective Date) equal to the aggregate amount of the increase in the exercise price per share of the Affected Series B Option, and a number of restricted shares of Series C Stock with an aggregate fair market value (based on the last sale price of a share of Series C Stock on the Nasdaq National Market on the Effective Date) equal to the aggregate amount of the increase in the exercise price per share of the corresponding Affected Series C Option. Subject to the terms and conditions of the Registrant’s form of restricted share agreement and the Incentive Plan, the restriction period with respect to these restricted shares will expire with respect to 40% of the original number of restricted shares on June 7, 2006 and with respect to an additional 20% of the original number of these restricted shares on each June 7 thereafter through 2009. The vesting dates for these restricted shares correspond to the vesting dates of Mr. Malone’s Affected Series B Option and corresponding Affected Series C Option.
          The foregoing description of the Amendment to Non-Qualified Stock Option Agreement is qualified in its entirety by reference to the full text thereof included as Exhibit 99.3 hereto.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Name

99.1	Form of Non-Qualified Stock Option Exercise Price Amendment under Liberty Media International, Inc. Transitional Stock Adjustment Plan.

99.2	Form of Non-Qualified Stock Option Amendment under Liberty Media International, Inc. Transitional Stock Adjustment Plan.

99.3	Form of Amendment to Non-Qualified Stock Option Agreement under Liberty Global, Inc. 2005 Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 27, 2005

LIBERTY GLOBAL, INC.

By:	/s/	Leonard P. Stegman

	Name:	Leonard P. Stegman
	Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Form of Non-Qualified Stock Option Exercise Price Amendment under Liberty Media International, Inc. Transitional Stock Adjustment Plan.

99.2	Form of Non-Qualified Stock Option Amendment under Liberty Media International, Inc. Transitional Stock Adjustment Plan.

99.3	Form of Amendment to Non-Qualified Stock Option Agreement under Liberty Global, Inc. 2005 Incentive Plan